Dated as of _____, 2013

CONFIDENTIAL

Ami Sivan

Chief Executive Officer

PIMI Agro Cleantech, Inc.

269 South Beverly Drive, Suite 1091

Beverly Hills, CA 90212

Dear Mr. Sivan:

This letter (the “Agreement”) constitutes the agreement between Sandlapper Securities LLC (the “Placement Agent”) and PIMI Agro Cleantech, Inc. (the “Company”), on the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, among the Company and the Placement Agent, that the Placement Agent shall serve as the exclusive placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement”) of a minimum of 1,600,000  units (“Minimum Offering Amount”) and a maximum of 4,000,000 units (the “Offered Units”), at a price of $___ per Offered Unit (the “Purchase Price”), consisting of (i) 1 share of common stock of the Company, par value $0.01 per share (the “Offered Shares”), which Offered Shares are presently authorized but unissued shares of common stock of the Company (individually, a “Common Share” and collectively the “Common Shares”) and (ii) 1 five-year Class A common stock warrant (the “Warrant”), entitling the holder of each Warrant to purchase, at any time within five (5) years commencing on the Closing Date (as defined hereinafter), one (1) Common Share at an exercise price of $___ per share (subject to adjustment in certain circumstances) (the “Warrant Shares”). The Common Shares, the Warrants and the Warrant Shares are referred to herein, collectively as the “Securities.” The Securities are more fully described in the Registration Statement, Preliminary Prospectus and Final Prospectus (as defined in Section 2(A) hereof).

This Agreement and the documents executed and delivered by the Company and the purchasers of the Offered Units in connection with the Placement shall be collectively referred to herein as the “Transaction Documents.” The date of the closing of the Placement shall be referred to herein as the “Closing Date.” The Company expressly acknowledges and agrees that the execution of this Agreement does not constitute a commitment by the Placement Agent or any affiliate or associated person of the Placement Agent to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. The Placement Agent may retain other brokers or dealers to act as sub-agents on its behalf in connection with the Placement, the fees of which shall be paid out of its compensation as provided in Section 1 herein. Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date, the Company shall not, without the prior written consent of the Placement Agent, solicit or accept offers to purchase Securities (other than pursuant to the exercise of options or warrants to purchase shares of Common Shares that are outstanding at the date hereof) otherwise than through the Placement Agent in accordance herewith.

1

The goal of the engagement of the Placement Agent and the undertaking of the Placement is to raise capital for the Company to be used in the manner set forth in the Registration Statement, Preliminary Prospectus and Final Prospectus (as defined herein). The Placement Agent shall use commercially reasonable efforts to assist the Company and shall, on behalf of the Company, contact such potential investors as the Placement Agent and the Company mutually agree upon, expressly subject to the Placement Agent’s obligations under FINRA rules and securities laws. The Placement Agent shall assist the Company in effecting the Placement, The Company agrees and acknowledges that there is no guarantee of the successful placement of the Offered Units, or any portion thereof, in the prospective Placement. Under no circumstances will the Placement Agent or any of its affiliates or associated persons be obligated to underwrite or purchase any of the Offered Units for its own account or otherwise provide any financing to the Company. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase Offered Units. The Company shall retain the right, in its sole discretion, to accept or reject investors identified by the Placement Agent.

SECTION 1.        COMPENSATION AND OTHER FEES.

As compensation for the services provided by the Placement Agent hereunder, the Company agrees to pay to the Placement Agent:

(A)         The fees set forth below with respect to the Placement:

1.	A cash fee payable immediately upon the closing of the Placement and equal to 7% of the aggregate Gross Proceeds (as defined below) raised in the Placement; and

2.	Such number of warrants (the “Placement Agent Warrants”) to the Placement Agent or its designees at the Closing to purchase shares of Common Stock equal to ten percent (10%) of the aggregate number of Shares sold in the Placement. The Placement Agent Warrants shall be exercisable for a five (5) year period following Closing Date, in whole or in part, at a price per share equal to one hundred and twenty-five (125%) percent of the Purchase Price for shares of common stock of the Company in the Placement. The Placement Agent Warrants shall have substantially the same terms and conditions as any warrants sold in the Placement. The Placement Agent Warrants shall not have anti-dilution protections and shall not be transferable for 180 days from the Closing Date of the Placement, except as permitted by FINRA Rule 5110, and further, the number of Shares underlying the Placement Agent Warrants and the exercise price thereof shall be reduced or otherwise adjusted, if necessary, to comply with FINRA rules or regulations.

2

In the event consideration is to be paid in whole or in part by installment payments, the portion of the Placement Agent’s fee relating thereto shall be calculated and paid when and as such installment payments are made. Payment of the purchase price for, and delivery of, the Securities shall be made at a closing, each a “Closing Date” if in multiple closings, payable directly from the escrow account from U.S. Bank National Association, as provided herein. No Common Shares and Warrants which the Company has agreed to sell pursuant to this Agreement and the Subscription Agreements shall be deemed to have been purchased and paid for, or sold by the Company, until such Common Shares and Warrants shall have been delivered to the purchasers thereof against payment therefor by such purchaser. If the Company shall default in its obligations to deliver the Common Shares and Warrants to a purchaser whose offer it has accepted, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim or damage incurred by the Placement Agent arising from or as a result of such default by the Company.

For purposes hereof, “Gross Proceeds” shall mean the value of all cash proceeds received, directly or indirectly by the Company in connection with the Placement, directly or indirectly, from the sale or exchange of the Company’s securities issued in the Placement, including, without limitation, any amounts paid or received, or to be paid or received, pursuant to any employment agreement, consulting agreement, loan agreement, covenant not to compete, option, warrant, escrow payment or any amount payable in the future when such funds are paid to the Company, earn-out or contingent payment right or similar arrangement, agreement or understanding, whether oral or written, associated with such Placement, before the deduction of expenses related to such Placement, including but not limited to the fee payable to the Placement Agent.

(B)         The Company also agrees to pay to the Placement Agent a non-accountable expense allowance equal to three percent (3%) of the aggregate Gross Proceeds raised in the Placement (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement). Such non-accountable expense allowance shall be payable immediately upon (but only in the event of) the closing of the Placement. The Company shall advance the Placement Agent the sum of $12,500 as an advance against the Placement Agent’s actual outside legal expenses upon execution hereof.

(C)         All compensation and expenses payable or reimbursable to the Placement Agent shall be subject to adjustment, in the discretion of the Placement Agent, in order to comply with FINRA Rule 5110.

3

SECTION 2.        REGISTRATION STATEMENT.

The Company represents, warrants, agrees and covenants to the Placement Agent as follows:

(A)         The Company will file with the Securities and Exchange Commission (the “Commission”) a Registration Statement (as defined below) under the Securities Act of 1933, as amended (the “Securities Act”), and such amendments to such registration statement as may have been required, as soon as practicable after the execution of this Agreement. Each part of such registration statement, at any given time, including amendments thereto, the exhibits and any schedules thereto as amended, the documents incorporated by reference therein pursuant to Rule 430B or 424(b) under the Securities Act, and the rules and regulations of the Commission thereunder (the “Rules and Regulations”).

The Company will use its best efforts to cause the Registration Statement to become effective pursuant to Rule 430A, and will file with the Commission pursuant to (the Rules and Regulations a final prospectus included in such Registration Statement relating to the placement of the Securities and the plan of distribution thereof and will advise the Placement Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such Registration Statement, including the exhibits thereto, as amended as of its effective date, as of the Closing Date, and at any given time, including amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B or 430C under the Securities Act or otherwise pursuant to the Securities Act at such time is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Preliminary Prospectus”; and the amended or supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rules 430A and 424(b) (including the Preliminary Prospectus as so amended or supplemented) is hereinafter called the “Final Prospectus”. Any reference in this Agreement to the Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 12 of Form S-1 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Preliminary Prospectus or the Final Prospectus or the Closing Date, as the case may be; and any reference in this Agreement to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Securities and Exchange Act of 1934, as amended (“Exchange Act”) after the date of this Agreement, or the issue date of the Preliminary Prospectus or the Final Prospectus, or the Closing Date, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information that is “contained”, “included”, “described”, “referenced”, “set forth” or “stated” in the Registration Statement, the Preliminary Prospectus or the Final Prospectus(and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, as the case may be. Notwithstanding anything to the contrary herein, the Company may abandon the Placement and withdraw the Registration Statement at any time prior to the execution by the Company of the Subscription Agreements (as defined below) for any reason or for no reason in its sole discretion without any liability to the Placement Agent, other than the reimbursement of outside legal expenses provided in Section 1(B) and filing fees in this Section 2(E).

4

(B)         The Registration Statement or any post-effective amendment thereto (and any further documents to be filed with the Commission), at the time it becomes effective, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus) and as of the Closing Date, will contain all exhibits and schedules as required by the Securities Act, complied and will comply, in all material respects, with the Securities Act and the Exchange Act and the applicable Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Preliminary Prospectus, and the Final Prospectus, each as of its respective time of filing or the time of first use and as of the Closing Date, complied and will comply, in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents or any post-effective amendment thereto, if any, when they filed with the Commission, complied and will comply, in all material respects, with the requirements of the Securities Act and Exchange Act and the applicable Rules and Regulations, and do not and will not contain any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Preliminary Prospectus or Final Prospectus), in light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Preliminary Prospectus or Final Prospectus, when such documents are filed with the Commission, complied and will comply, in all material respects, with the requirements of the Securities Act and Exchange Act and the applicable Rules and Regulations, as applicable, and do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Preliminary Prospectus, or Final Prospectus, or to be filed as exhibits or schedules to the Registration Statement, that will not have been described or filed as required.

(B)         The Company will not, without the prior consent of the Placement Agent, prepare, use or refer to, any free writing prospectus.

5

(C)         The Company will as promptly as practicable deliver, to the Placement Agent complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Preliminary Prospectus, and the Final Prospectus, as amended or supplemented, in such quantities and at such places as the Placement Agent reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus, the Final Prospectus, the Registration Statement, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act.

(E)         The Company shall cooperate with the Placement Agent in making the filing required by FINRA Rule 5110, and the Company shall be responsible for the payment of the filing fee required by FINRA thereunder; and shall cooperate in making all Blue Sky filings as the Placement Agent and the Company shall agree upon, and the Company shall directly pay all filing fees required in connection therewith and the reasonable fees of Blue Sky counsel to be selected by the Company with the reasonable approval of the Placement Agent.

SECTION 3.        REPRESENTATIONS, WARRANTIES AND COVENANTS. The Company hereby represents, warrants and covenants to the Placement Agent that, except as set forth under the corresponding section of the Disclosure Schedules, which shall be deemed a part hereof, or except as specifically disclosed in the SEC Reports (as defined below) or the Registration Statement:

(A)         Organization and Qualification. All of the direct and indirect subsidiaries (individually, a “Subsidiary”) of the Company are set forth on Schedule 3(A). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any “Liens” (which for purposes of this Agreement shall mean a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, has not had and could not reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no “Proceeding” (which for purposes of this Agreement shall mean any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

6

(B)         Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the Placement and otherwise to carry out its obligations hereunder and under the Transaction Documents. Prior to the execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby will be duly authorized by all necessary action on the part of the Company and no further action will be required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals (as defined in subsection 3(D) below). Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by principles of public policy.

(C)         No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

7

(D)         Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other “Person” (defined as an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind, including, without limitation, any Trading Market) in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than such filings as are required to be made under applicable Federal and state securities laws (collectively, the “Required Approvals”).

(E)         Issuance of the Securities; Registration. At the time the Company executes and delivers the Subscription Agreements, (i) the Shares will be duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents, (ii) the Warrants will be duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be issued free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents, and (iii) the shares of Common Stock issuable upon exercise of the Warrants will be duly authorized and reserved for issuance and, when issued in accordance with the Warrants upon payment of the exercise price therefor, will be validly issued, fully paid and non-assessable. The Company shall not execute the Subscription Agreements until the Registration Statement is effective and available for the issuance of the Securities thereunder and the Company will promptly notify the Placement Agent in the event it receives any notice that the Commission does not intend to declare the registration statement effective. The "Plan of Distribution" section under the Registration Statement shall permit the issuance and sale of the Securities hereunder. Upon receipt of the Securities, the Purchasers will have good and marketable title to such Securities, the Shares will be listed for trading on the OTCBB (the “Trading Market”), and the shares of Common Stock issuable upon exercise of the Warrants, when so issued, will be freely tradable on the OTCBB or such other trading market on which the Common Stock is then listed or quoted, subject, in each case, to any restrictions imposed by a Purchaser.

8

(F)         Capitalization. The capitalization of the Company is as shall be set forth in the Registration Statement, Preliminary Prospectus and Final Prospectus. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans and pursuant to the conversion or exercise of securities exercisable, exchangeable or convertible into Common Stock (“Common Stock Equivalents”). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as provided in the Registration Statement and as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(G)         SEC Reports; Financial Statements. The Company has complied in all material respects with requirements to file all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

9

(H)         Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or “Affiliate” (defined as any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act), except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3(H), no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed 1 Trading Day prior to the date that this representation is made.

(I)         Litigation. There is no action, suit, inquiry, notice of violation, Proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Except as set forth in the SEC Reports, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company or any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

10

(J)         Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

(K)         Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have a Material Adverse Effect.

(L)         Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(M)         Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

11

(N)         Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other similar intellectual property rights necessary or material for use in connection with their respective businesses as described in the set forth in the Registration Statement, Preliminary Prospectus and Final Prospectus and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any third party. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(O)         Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. To the best knowledge of the Company, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(P)         Transactions With Affiliates and Employees. Except as set forth in the , Registration Statement, Preliminary Prospectus and Final Prospectus, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner. With respect to any agreement, written or otherwise, between the Company and any officer, director or significant shareholder, the Company has filed or described such agreement or arrangement in the SEC and filed the relevant Incorporated Documents related thereto, with respect to (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

12

(Q)         Sarbanes-Oxley. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the date hereof and of the closing date of the Placement.

(R)         Certain Fees. Except as otherwise provided in this Agreement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(S)         Trading Market Rules. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(T)         Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(U)         Registration Rights. Except as set forth in the Registration Statement, Preliminary Prospectus and Final Prospectus, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(V)         Listing and Maintenance Requirements. The Company’s Common Stock is not registered pursuant to Section 12(b) of the Exchange Act. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(W)         Application of Takeover Protections. To the best of the Company’s knowledge, the Company and its Board of Directors have taken necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state or country of its incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

13

(X)          Solvency. Based on the anticipated financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder (assuming the maximum number of Securities are sold in the Placement), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The Registration Statement, Preliminary Prospectus and Final Prospectus set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(Y)         Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(Z)         Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

14

(AA)        Accountants. The Company’s accountants are named in the Final Prospectus. To the knowledge of the Company, such accountants, who the Company expects will express their opinion with respect to the financial statements to be included in the Company’s Final Prospectus, are a registered public accounting firm as required by the Securities Act.

(BB)        Accounting Controls. Except as otherwise set forth in the Company’s filings with the Securities and Exchange Commission, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as in effect in the United States, or any other criteria applicable to such statements, and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(CC)       Disclosure Controls. Except as otherwise set forth in the Company’s filings with the Securities and Exchange Commission, the Company has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement, Preliminary Prospectus and Final Prospectus, and (iii) such disclosure controls and procedures are effective to perform the functions for which they were established. There are no significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data to management and the Board of Directors. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(DD)        Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities (other than for the Placement Agent’s placement of the Securities), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

15

(EE)        Approvals. To the Company’s knowledge, the issuance and quotation on the Trading Market of the Common Stock requires no further approvals, including but not limited to, the approval of shareholders.

(FF)        FINRA Affiliations. There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater stockholder of the Company, except as set forth in the Preliminary Prospectus and Final Prospectus.

(GG)      Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities in the manner set forth in the Registration Statement, the Preliminary Prospectus and the Final Prospectus under the heading “Use of Proceeds”.

(GG)       Escrow. Until the minimum has been subscribed for, the subscription amounts shall be kept in an escrow account with U.S. Bank National Association (the “Escrow Agent”). This offering shall be completed and shall terminate on [March 12, 2014 unless extended for an additional 90 days with a mutual agreement of the Placement Agent and the Company (“Offering Termination Date”). The Placement Agent acknowledges and agrees that it will be a party to an Escrow Agreement (the “Escrow Agreement”), by and among the Placement Agent, the Escrow Agent, and the Company in a form mutually satisfactory to the parties with the Company and the Placement Agent jointly authorizing the disbursement of the funds from the escrow account. The Company shall pay the reasonable fees of the Escrow Agent. The Placement Agent will promptly upon receipt deliver all cash and checks received by it from subscribers to purchase the Units to the Escrow Agent. All such subscription proceeds during the Offering are to be deposited with the Escrow Agent pursuant to the Escrow Agreement. All checks for subscriptions shall be made payable to “U.S. Bank National Association, Escrow Agent for PIMI Agro Cleantech, Inc.” In the event the Escrow Agent does not receive deposits in funds totaling the Minimum Offering Amount prior to the Minimum Offering Termination Date, the Escrow Agent shall refund to each subscriber the amount received from the subscriber, without deduction, penalty, or expense to the subscriber, and the Escrow Agent shall notify the Company and the Placement Agent of its distribution of the funds. The purchase money returned to each subscriber shall be free and clear of any and all claims of the Company or any of its creditors. In the event the Escrow Agent does receive the Minimum Offering Amount prior to the Minimum Offering Termination Date, in no event will the funds be released to the Company until such amount is received by the Escrow Agent in collected funds. For purposes of this Agreement, the term “collected funds” shall mean all funds received by the Escrow Agent which have cleared normal banking channels and are in the form of cash. The Escrow Agent may invest the Escrow Amount only in such accounts or investments as the Company may specify by written notice. The Company may only specify investment in (1) bank accounts, (2) bank money-market accounts, (3) short time certificates of deposit issued by a bank, or (4) short-term securities issued or guaranteed by the U.S. Government.

16

(HH)    OFAC. The Company nor, to the knowledge of the Company, any director, officer, agent or employee of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not, directly or indirectly, knowingly use the proceeds of the Offering, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity that, to the Company’s knowledge, will use such proceeds, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent in connection with the offering of the Securities shall be deemed a representation and warranty by the Company (and not such officer in an individual capacity) to the Placement Agent as to the matters covered thereby.

SECTION 4.        ENGAGEMENT TERM. The Placement Agent’s engagement hereunder will be for the period of the earlier (i) one (1) year or (ii) the final Closing Date of the Placement (the “Term”). The engagement may be terminated by the Placement Agent at any time upon 10 days' written notice, or by the Company at any time after the end of the Term upon 10 days’ written notice. Notwithstanding anything to the contrary contained herein, the provisions in this Agreement concerning indemnification and contribution will survive any expiration or termination of this Agreement. Upon any termination of this Agreement, the Company's obligation to pay the Placement Agent any fees actually earned on closing of the Placement and otherwise payable under Section 1(A), shall survive any expiration or termination of this Agreement, as permitted by FINRA Rule 5110(f)(2)(d). Upon any termination of this Agreement, the Company's obligation to reimburse the Placement Agent for out of pocket accountable expenses actually incurred by the Placement Agent and reimbursable upon closing of the Placement pursuant to Section 1(B) and Section 2(E), if any are otherwise due under Section 1(B) and Section 2(E) hereof, will survive any expiration or termination of this Agreement, as permitted by FINRA Rule 5110(f)(2)(d).

SECTION 5.        THE PLACEMENT AGENT INFORMATION. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agent’s prior written consent.

SECTION 6.        NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.

17

SECTION 7.        CLOSING. The obligations of the Placement Agent and the Purchasers, and the closing of the sale of the Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations, warranties and covenants on the part of the Company and its Subsidiaries contained herein, to the accuracy of the statements of the Company and its Subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company and its Subsidiaries of their obligations hereunder, and to each of the following additional terms and conditions:

(A)         No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement, the Preliminary Prospectus or the Final Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agent.

(B)         The Placement Agent shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Preliminary Prospectus or the Final Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Placement Agent, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(C)         All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Securities, the Registration Statement, the Preliminary Prospectus and the Final Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(D)         The Placement Agent shall have received from outside counsel to the Company (i) such counsel’s written opinion, addressed to the Placement Agent and the Purchasers dated as of the Closing Date delivered in connection with the closing of the Placement, in form and substance reasonably satisfactory to the Placement Agent and (ii) such counsel’s “negative assurance” letter delivered to the Placement Agent in connection with the closing of the Placement.

18

(E)         The Placement Agent shall have received from the Company’s independent public accountants a “cold comfort letter” in customary form, disclosing no material exceptions.

(F)         The Company and the Placement Agent shall have entered into an escrow agreement with a commercial bank or trust company reasonably satisfactory to both parties pursuant to which the Purchasers shall deposit their subscription funds in an escrow account and the Company and the Placement Agent shall jointly authorize the disbursement of the funds from the escrow account. The Company shall pay the reasonable fees of the escrow agent.

(G)         Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Preliminary Prospectus and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries, otherwise than as set forth in or contemplated by the Preliminary Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Preliminary Prospectus and the Final Prospectus.

(H)         The Company is a reporting company pursuant to the Exchange Act and, as of the Closing Date, the Common Stock is, and upon the closing of the Placement the Shares will be, admitted and authorized for quotation on the Trading Market, and satisfactory evidence of such actions shall have been provided to the Placement Agent upon request. The Company shall have taken no action designed to, or likely to have the effect of terminating the Company’s reporting obligations under the Exchange Act or delisting or suspending from quotation the Common Stock from the Trading Market, nor has the Company received any information suggesting that the Commission or the Trading Market is contemplating such termination.

19

(I)         Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the NYSE Amex or in the over-the-counter markets, or trading in any securities of the Company on any exchange or in the over-the-counter markets, shall have been suspended or minimum or maximum prices or maximum ranges for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities in which it is not currently engaged, the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clause (iii) or (iv) makes it, in the sole judgment of the Placement Agent, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Preliminary Prospectus and the Final Prospectus.

(J)         No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

(K)         The Company shall have entered into subscription agreements with each of the Purchasers (each, a “Subscription Agreement”) and such agreements shall be in full force and effect and shall contain representations and warranties of the Company as agreed between the Company and the Purchasers.

(L)         FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company shall, if requested by the Placement Agent, make or authorize Placement Agent’s counsel to make on the Company’s behalf, an Issuer Filing with FINRA pursuant to FINRA Rule 5110 with respect to the Registration Statement and pay all filing fees required in connection therewith.

(M)         Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

20

SECTION 8.        INDEMNIFICATION.     (A) To the extent permitted by law, the Company will indemnify the Placement Agent and its agents, stockholders, directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities hereunder or pursuant to this engagement letter, except to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from the Placement Agent’s willful misconduct or gross negligence in performing the services described herein.

(B)         Promptly after receipt by the Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which the Placement Agent is entitled to indemnity hereunder, the Placement Agent will notify the Company in writing of such claim or of the commencement of such action or proceeding, but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects or is requested by the Placement Agent, the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Placement Agent and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Placement Agent will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if counsel for the Placement Agent reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Placement Agent. In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company. The Company will have the exclusive right to settle the claim or proceeding provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Placement Agent, which will not be unreasonably withheld.

(C)         The Company agrees to notify the Placement Agent promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this engagement letter.

(D)         If for any reason the foregoing indemnity is unavailable to the Placement Agent or insufficient to hold the Placement Agent harmless, then the Company shall contribute to the amount paid or payable by the Placement Agent as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Placement Agent on the other, but also the relative fault of the Company on the one hand and the Placement Agent on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, the Placement Agent’s share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by the Placement Agent under this engagement letter (excluding any amounts received as reimbursement of expenses incurred by the Placement Agent).

21

(E)         These indemnification provisions shall remain in full force and effect whether or not the transaction contemplated by this engagement letter is completed and shall survive the termination of this engagement letter, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under this engagement letter or otherwise.

Section 9.         Further Agreements and Covenants. The Comny agrees with the Placement Agent:

(A)    Assuming the sale of the Minimum Offering is consummated, that the Company will not, for a period of 120 days from the date of the final closing, (the “Lock-Up Period”) without the prior written consent of the Placement Agent, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than (i) the Company’s sale of the Units, (ii) the issuance of restricted Common Stock, restricted stock units, or options to acquire Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other equity compensation plans as such plans are in existence on the date hereof and described in the Prospectus, (iii) the issuance of Common Stock pursuant to the valid exercises of options, warrants or rights or upon the conversion of shares of preferred stock outstanding on the date hereof, (iv) the issuance by the Company of any shares of Common Stock or securities convertible or exchangeable into shares of Common Stock as consideration for mergers, acquisitions, other business combinations, or strategic alliances, occurring after the date of this Agreement, or (v) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date hereof..

(B)      Prior to the effective date of the Registration Statement, the Company will cause each executive officer and director and shareholder of the Company listed in Schedule A hereto to furnish to the Placement Agent, a letter, substantially in the form of Exhibit A hereto, whereby each person delivering such letter shall agree during the period commencing on and including the date of this Agreement and ending on the 12th calendar month after the date of the final prospectus (the “Prospectus”) (the “Insider Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities. The Company hereby agrees that (i) if it issues an earnings release or material news, or if a material event relating to the Company occurs, during the last seventeen (17) days of the Lock-Up Period, or (ii) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this paragraph (k) or the letter shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

22

SECTION 10.        GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the New York applicable to agreements made and to be performed entirely in such State. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the applicable federal and state courts of New York sitting in the borough of Manhattan, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SECTION 11.        ENTIRE AGREEMENT/MISC. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both the Placement Agent and the Company. The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery and/or exercise of the Securities, as applicable. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

23

SECTION 12.        NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

[Signature Page Follows]

24

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agent a copy of this Agreement.

Very truly yours,

Sandlapper Securities LLC

By:
Name:
Title:

Address for notice:

with a copy (which shall not constitute notice) to:

Becker & Poliakoff, LLP
45 Broadway, 8th Floor
New York, New York, 10006
Attn.: Brian C. Daughney, Esq.

Accepted and Agreed to as of

the date first written above:

PIMI AGRO CLEANTECH, INC

By:
Name: Ami Sivan
Title: Chief Executive Officer

Address for notice:
Kibutz Alonim
POBox 117
30049 Hutzot Alonim, Israel

with a copy (which shall not constitute notice) to:

Foley Shechter LLP
244 Fifth Avenue, Suite 2591
New York, New York 10001
Attention: Jonathan R. Shechter, Esq.
Facsimile No.: (917) 688-4092

25